 Exhibit 23.6

CONSENT OF TETRA TECH, INC.

The undersigned, Tetra Tech, Inc., hereby states as follows:

Our firm assisted with the “Mt. Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” dated June 11, 2009, the “Mt. Todd Gold Project Feasibility Study, Northern Territory, Australia” dated October 1, 2010, the “10.65 MTPY Preliminary Feasibility Study, Mt. Todd Gold Project, Northern Territory, Australia” dated January 28, 2011, and the “NI 43-101 Technical Report, Resource Update, Mt. Todd Gold Project, Northern Territory, Australia” effective date September 6, 2011 (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

By:	/s/ Rex Bryan
Name:	Rex Bryan, PhD
Title:	Senior Geostatistician

Date: September 28, 2012